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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2001 except for Note 16 as to which the date is April 17, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in Wind River Systems, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 4, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS